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                                                                    EXHIBIT 99.3
                        INSTRUCTION TO REGISTERED HOLDER
                             FROM BENEFICIAL OWNER

                                       OF

                10% SERIES A SENIOR SUBORDINATED NOTES DUE 2009

                                       OF

                        ALLIED WASTE NORTH AMERICA, INC.

To Registered Holders:

     The undersigned hereby acknowledges receipt of the Prospectus dated December 30, 1999 (the "Prospectus"), of Allied Waste North America, Inc. (the "Company"), and accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange U.S. $1,000 principal amount of 10% Series B Senior Subordinated Notes due 2009 (the "New Notes") of the Company for each U.S. $1,000 principal amount of outstanding 10% Series A Senior Subordinated Notes due 2009 (the "Old Notes") of the Company, respectively. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

     U.S.$          of 10% Series A Senior Subordinated Notes due 2009.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [ ] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

     U.S.$          of 10% Series B Senior Subordinated Notes due 2009.

     [ ] NOT to TENDER any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) the undersigned is not participating in, intends to participate in or has an arrangement or understanding with any person to participate in, the distribution of such New Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, the undersigned is not engaged in or intends to participate in the distribution of such New Notes and
(iv) the undersigned is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                   SIGN HERE

Name of beneficial owner(s) (please print):
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Signature(s):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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